October 15, 2012


SECURITIES &
 EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American
Depositary Shares
evidenced by the
American
Depositary Receipts
of
Pretoria Portland
Cement Company
Limited
Form F6 File No
333154552


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as amended,
on behalf of The Bank of New
York Mellon, as Depositary for
securities against which American
Depositary Receipts ADRs are to be
issued, we attach a copy of the new
prospectus Prospectus reflecting the
change in name from Pretoria
Portland Cement Company Limited
to PPC Limited and the removal of
the Par Value.
As required by Rule 424e, the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form F6
Registration Statement, the
Prospectus consists of the ADR
certificate for Pretoria Portland
Cement Company Limited.  The
Prospectus has been revised to
reflect the removal of the Par Value
and the new name, and has been
revised with
 PPC Limited
Please contact me with any
questions or comments at 212
8152221.

Sandra Bruno
Senior Associate
The Bank of New York Mellon
ADR Division


Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance







Depositary Receipts
101 Barclay Street 22nd Floor West, New
York, NY 10286